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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 19 to the Registration Statement (Form N-1A)
(No. 2-97889) of Delaware Group Government Fund, Inc. of our report dated September 5, 1997, included in the 1997 Annual Report to shareholders.




Philadelphia, Pennsylvania              /s/ Ernst & Young LLP
September 25, 1997


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[LOGO]                                                              [LETTERHEAD]



                         Report of Independent Auditors

To the Shareholders and Board of Directors
Delaware Group Government Fund, Inc. - Government Income Series

We have audited the accompanying statement of net assets of Delaware Group Government Fund, Inc. - Government Income Series (the "Fund") as of July 31, 1997 and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of July 31, 1997, by correspondence with the Fund's custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Delaware Group Government Fund, Inc. - Government Income Series at July 31, 1997, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the periods indicated therein, in conformity with generally accepted accounting principles.





Philadelphia, Pennsylvania              /s/ Ernst & Young LLP
September 5, 1997